                                                                     EXHIBIT 5.1

May 20, 2005

ILLUMINA, INC.
9885 TOWNE CENTRE DRIVE
SAN DIEGO, CALIFORNIA 92121

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel to Illumina, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about May 20, 2005 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the proposed sale by the Company of up to 51,800 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock"), issuable by the Company under the CyVera Corporation 2003 Employee, Director and Consultant Stock Plan (the "Plan").

      We have based our opinion upon our review of the following records, documents, instruments and certificates:

            1. The Amended and Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate"), certified by the Delaware Secretary of State, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

            2. The Bylaws of the Company (the "Bylaws") certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

            3. Records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Directors and stockholders relating to the assumption of the Plan and the reservation of the Shares for issuance pursuant to the Plan;

            4. The Plan; and

            5. Information provided by the Company's transfer agent as to the number of shares of the Company's Common Stock outstanding as of May 18, 2005.

      In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

      This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

      Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable under the Plan may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares, as so adjusted, may exceed the number of Company's remaining authorized, but unissued shares of Common Stock following such adjustment.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that upon payment of the purchase price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Plan and the stock options issued under the Plan, the Shares will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

      This opinion letter is rendered to you and is solely for your benefit. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                                        Very truly yours,

                                                        /s/ Heller Ehrman LLP